UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by the Registrant  ☒  Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Watford Holdings Ltd.
(Exact name of Registrant as Specified in its Charter)
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
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(4) Date Filed:

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

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NOTICE OF ADJOURNMENT OF 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS
Dear Fellow Shareholders:

The Annual General Meeting of Shareholders (the “Annual Meeting”) of Watford Holdings Ltd. (the “Company” or “we”, “us” and “our”) was convened on November 6, 2019 and adjourned for lack of a quorum to conduct formal business. The Annual Meeting was adjourned until 1:00pm Atlantic Standard Time, on January 23, 2020 and will be reconvened at our corporate offices located at Waterloo House, 100 Pitts Bay Road, First Floor, Hamilton, Bermuda.

The meeting was adjourned to provide us with additional time to solicit proxies from our shareholders to establish the requisite quorum for the conduct of formal business at the Annual Meeting.
The record date for the Annual Meeting has not changed. Only shareholders of record at the close of business on September 6, 2019 are entitled to vote at the reconvened Annual Meeting.

The polls will remain open for voting during the adjournment period. If you have already voted, your vote has been recorded and you do not need to submit a new proxy.

If you have not voted, we urge you to do so as promptly as possible. Your vote is very important.

No changes have been made to the proposals to be voted on at the Annual Meeting. Our proxy statement and our 2018 Annual Report to Shareholders are available on our website at https://investors.watfordre.com.

Our Board of Directors recommends that you vote “FOR” the election of the Class I directors nominated by our Board of Directors, “FOR” the election of certain individuals as Designated Subsidiary Directors (as defined in the proxy materials) of Watford Re Ltd., and “FOR” the ratification of the appointment of PricewaterhouseCoopers Ltd., an independent registered public accounting firm, as the Company’s independent auditor to serve from the conclusion of the Annual Meeting until the conclusion of the 2020 annual general meeting, and to authorize the Board of Directors, acting by the Company’s audit committee, to determine the independent auditor’s remuneration.

Please vote via the internet or phone as soon as possible or alternatively, please sign, date, and return your proxy card. We have retained D.F. King & Co., Inc. to solicit proxies for us. We have agreed to reimburse D.F. King for reasonable expenses. If you need assistance voting your shares, please call D.F. King toll-free at (866) 207-3648 or collect at (212) 269-5550.

You may also vote by Internet at www.proxyvote.com if you have your personal control number from your proxy card.

Votes cast by Internet or phone must be received by 1:00 a.m. (Atlantic Standard Time) on January 22, 2020. You may also vote in person at the reconvened Annual Meeting. Even if you plan to vote in person, we encourage you to vote by proxy in advance of the reconvened Annual Meeting to ensure your shares are represented and that a quorum is present.

On behalf of your Board of Directors, thank you for your cooperation and continued support.

By order of the Board of Directors,

John F. Rathgeber
Chief Executive Officer
12 November 2019